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FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2002

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24081 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Englewood, Colorado 80112
(Address of principal executive offices)

Registrant's telephone number, including area code: (303) 802-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

        Effective June 30, 2002, James M. Ross resigned as President and Chief Operating Officer of Evolving Systems, Inc. (the "Company"). Mr. Ross will remain on the Company's Board of Directors through his current term, which expires in May 2004.

        George Hallenbeck, Chairman and CEO, will continue with the day-to-day management of the Company as he has since April 1, 2002. The position of President and COO will not be separately filled at this time.

Evolving Systems, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.
Dated: July 1, 2002	By:	/s/ GEORGE A. HALLENBECK George A. Hallenbeck Chief Executive Officer

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  Item 5. Other Events.
SIGNATURES